Exhibit 99.1

Castellum, Inc. Pays Off All Debt

VIENNA, Va., Feb. 17, 2026 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) ("Castellum" or "CTM"), a cybersecurity, electronic warfare, and software engineering services company focused on the federal government, announces that it has retired in full the $400,000 principal balance on its sole remaining note payable to Emil Kaunitz.

"This note represented the last vestige of debt incurred to complete our seven acquisitions to date. This final step to de-lever our balance sheet and ‘clear the table’ readies Castellum for our next phase of growth through investment,” states David Bell, Chief Financial Officer of Castellum.

“The important takeaway here is not so much the amount of $400,000, but more so that this was the final note from our Phase 1 period as a startup company acquiring and integrating seven companies over a four-year span. A quick review might be helpful for our shareholders and investors who might be new to CTM,” states Glen Ives, Chief Executive Officer of Castellum.

“Phase 1 ended in July of 2024 when I took on my responsibilities as CEO, and that is when we quickly pivoted and transitioned to Phase 2 with a laser focus and total commitment to organic growth. When we embarked on our Phase 2 game plan just 19 months ago, our balance sheet carried significant debt based upon financing seven acquisitions, and we also had limited cash since we had not won a new prime contract during that 4-year Phase 1 span. As of July 2024, our balance sheet reflected just over $11M in debt and just over $2M in cash.

Over the past 19 months, we have been able to strengthen our balance sheet so that today we have no debt and more than $14M in cash. Over the past year, we have strengthened CTM across every aspect of our company, including revenue, profit, prime contract wins, and timely, successful equity raises.

We’ve also built a keenly competitive and winning team and culture during this Phase 2; your CTM team knows how to win major prime contracts and grow organically, and more importantly, is hungry for more growth.

As I outlined in an earlier press release, over this past year in 2025, we strengthened and positioned CTM to be enduring. We are not going anywhere except forward, especially for the next 5 years. Here’s another recap to help explain what I mean.

•In March, we won the largest prime contract in CTM history with $103.3 million, a five and a half year contract for Special Missions support of the Naval Air Systems Command Program Office PMA 290 Special Missions;

•In September, we won the $66.2 million full and open, five-year contract for logistics, engineering, cyber support services needed to support the Naval Air Warfare Center Aircraft Division Lakehurst Mission Operations & Integration Department;

•In December, we won the $49.8 million five-and a half year contract for SSA support of the Naval Air Warfare Center Aircraft Division Lakehurst and will provide SSA and cyber engineering for new and in-service mission critical Naval systems, including: Electromagnetic Aircraft Launch System, Advanced Arresting Gear, Advanced Recovery Control, Landing Aid Systems, ALRE Information Systems, and other ALRE capabilities essential to naval aviation readiness and fleet operations.

These major prime contracts are the best you can win in our business because they directly support our warfighters and have proven resilient during unpredictable government funding reductions and shutdowns.

They touch just about every technology domain/capability our warfighters need, and our CTM team works ‘hand in glove’ with our national security mission customers to provide vital support through industry-best software, hardware, systems, and model-based systems engineering and integration services and solutions. All in direct support of mission-critical requirements across the high-value mission domains of Cybersecurity and warfare, C5ISR, Electronic Warfare and Attack, Supply Chain Management and Security, AI/ML, Data Science and Analytics.

These are three major prime contract wins with a 5-year runway that represent a total value of just over $219M. The bottom line, over the next 5 years, CTM, with these three prime contracts as a foundation, is in a rock-solid position of strength and as well postured as we can be for continued strong growth. And as well, in this current year 2026, we have no recompete risks on any of our current contracts. Again, we could not be in better shape looking ahead.

This past year’s 2025 success was truly remarkable by any standard in our industry and reflects tremendous performance, dedication, and plain hard work by our CTM professionals. But of course, as far as our CTM team is concerned, we are just getting started.

We entered 2026 at full throttle and full speed. We are continuing to invest strategically in business development and capture. We established an internal research and development fund and expanded partnerships with niche technology companies to accelerate innovation and broaden our reach beyond services into scalable products and solutions. A prime example is the evolution of our Extended Reality Assistant capability, expanding from maritime maintenance support into additional mission domains, including aircraft maintenance, logistics, command and control.

2026 also means we are transitioning to Phase 3, which means we continue to be fully committed and laser-focused on our organic growth efforts, but we also recognize that organic growth alone will not scale us at the pace we are committed to. Scaling will require an accretive acquisition that brings a winning and compatible culture, full and open prime contracts, new and complementary capabilities, technologies, and solutions, new and complementary markets and customers, and, of course, more great people and professionals. We are proactively working to expeditiously complete an accretive acquisition within the next 12 months.

And finally, we obviously cannot influence all the external market dynamics and maneuverings of being a public company that may impact our stock price. We can, however, only work to keep making CTM better, stronger, and bigger through keen business acumen and performance, hard work, and a true sense of purpose and commitment; something I believe we have proven we can do.

I could not be more confident, looking ahead, because we have all the right ingredients to continue succeeding, growing, and scaling operations. I believe that CTM has the very best and most dedicated, capable, and proven professionals, a proven winning culture, a vital national security mission and purpose, a clear and agile roadmap and playbook, great prime contracts, and an unrelenting underdog determination to win and achieve our goals.

You can bet that your CTM is driving forward tirelessly with positive energy and full momentum, clear intent, and an unyielding commitment to grow and scale to deliver even greater value for our people, our mission customers, and our shareholders for the longer term.”

Glen Ives, CEO of Castellum.

About Castellum, Inc.

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government –https://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” ”project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” ”target“ or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth and new customer opportunities and other customers, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company's ability to compete against new and existing competitors and to further develop and market new products and technologies; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions during 2026 or thereafter; the impact on the Company's revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”), which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The

Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
https://castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/cd57533c-a79d-43c8-9256-be3ee44a348c